Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

Salix Pharmaceuticals to Present at

Two Investment Conferences in November

RALEIGH, NC, November 3, 2011 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at two health care investment conferences during November 2011. Information regarding these conferences is provided below:

Credit Suisse 2011 Healthcare Conference

Phoenix, AZ Thursday, Nov. 10 11:30 a.m. ET

23rd Annual Piper Jaffray Health Care Conference

New York, NY Tuesday, Nov. 29 11:30 a.m. ET

Interested parties can access a live audio web cast of these presentations at http://www.salix.com. A replay of the presentations will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our web site is not incorporated in our SEC filings.